UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	3085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (614) 438-3210

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 29, 2015, the Pressure Cylinders segment  (“Worthington Cylinders”) of Worthington Industries, Inc. (the “Company”) entered into agreements  to sell the operating assets and the real property related to its New Albany, Mississippi facility (the “New Albany Facility”), which manufactures impact extruded steel and aluminum components  and high pressure aluminum cylinders.  The sale of these assets by Worthington Cylinders to companies affiliated with Thunderbird LLC closed on May 1, 2015, with an aggregate purchase price of approximately $9 million paid to Worthington Cylinders for the assets.

The Company does not expect the net effect from the sale of the assets related to the New Albany Facility to have a material impact on the Company’s financial position or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: May 1, 2015	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary